Exhibit 99.2

TESORO LOGISTICS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Background

The following unaudited pro forma condensed combined consolidated financial information of Tesoro Logistics LP (the “Partnership”) reflects adjustments to the historical combined consolidated financial statements of the Partnership to give effect to: (i) the contribution of the Long Beach marine terminal and short-haul pipelines (collectively, the “Southern California Terminal Assets”) and hereafter referred to as (the “Contribution”), including the expected impact of the long-term commercial terminalling and transportation agreements and amendments to our operational services agreement that we entered into in connection with the Contribution, (ii) the offering of $350 million principal aggregate amount 5.875% Senior Notes due 2020 (the “Senior notes”) and the application of proceeds therefrom and (iii) the payment of estimated fees and expenses in connection with the offering of Senior notes and the Contribution. References to “we,” “us” and “our” mean the Tesoro Logistics LP and its consolidated subsidiaries, unless the context otherwise requires. References to “Tesoro” refer collectively to Tesoro Corporation and any of its subsidiaries other than Tesoro Logistics LP, its subsidiaries and Tesoro Logistics GP, LLC (“TLGP”), its general partner.

The Contribution will be recorded at historical cost as it is considered to be a transfer of a business between entities under common control. Our valuation of the Southern California Terminal Assets is primarily based on the revenues that will be generated under the commercial terminalling agreement with Tesoro and other third-party contracts, as well as on our own independent estimates of expected future operating and general and administrative expenses based on the industry experience of our management team.

The unaudited pro forma condensed combined consolidated financial information has been prepared for illustrative purposes only and is not necessarily indicative of our financial position or results of operations had the Contribution and the Senior notes offering actually occurred on the dates assumed, nor is such unaudited pro forma condensed combined consolidated financial information necessarily indicative of the results to be expected for any future period.

The pro forma adjustments are based on preliminary estimates and currently available information and assumptions that management believes are reasonable. The unaudited notes to the unaudited pro forma condensed combined consolidated statements of operations provide a detailed discussion of how such adjustments were derived and presented in the unaudited pro forma financial information. The unaudited pro forma condensed combined consolidated financial information and related notes thereto should be read in conjunction with the historical combined consolidated financial statements and related notes thereto for the year ended December 31, 2011 and the historical condensed combined consolidated financial statements and related notes thereto for the quarter ended March 31, 2012, included in our current reports on Form 8-K filed with the Securities and Exchange Commission on May 22, 2012 and our condensed combined consolidated financial statements and notes thereto included in our Quarterly Report on Form 10-Q for the quarter ended June 30, 2012.

Effective September 14, 2012, concurrently with the completion of the Senior notes offering, Tesoro Refining and Marketing Company (“TRMC”) contributed through TLGP to us its Southern California Terminal Assets in exchange for total consideration of $210 million, comprised of $189 million in cash and the remaining $21 million in partnership units.

The Long Beach marine terminal is comprised of a wharf with a two-vessel berth dock leased from the City of Long Beach and six storage tanks with a combined capacity of 235,000 barrels. These assets receive and load crude oil, intermediate feedstocks and refined products through marine vessel deliveries for transportation to and from Tesoro’s Wilmington refinery and other third-party facilities. The total throughput capacity for these assets is estimated to be approximately 200,000 bpd.

The short-haul pipelines consist of six pipelines, totaling approximately 15 miles in length, that transport crude oil and refined products to and from the Wilmington refinery, Long Beach marine terminal, and various third-party facilities. The aggregate short-haul pipeline throughput is expected to be approximately 70,000 bpd.

TRMC retained any current assets, current liabilities and environmental liabilities related to the Southern California Terminal Assets as of the date of the Contribution. The only historical balance sheet item that transfered to the Partnership in the Contribution was property, plant and equipment, which will be recorded by us at historical cost. TRMC currently leases the Long Beach marine terminal from the City of Long Beach. The remainder of the Long Beach marine terminal assets and the Los Angeles short-haul pipelines consists of leasehold improvements, pipelines and certain capital improvements.

The Partnership will manage the operation of all of the assets and receive fees for services commencing upon completion of the Contribution. It is expected that TLGP will hire 16 employees to manage the operations. The Partnership will reimburse Tesoro for the provision of field-level employees supporting the Southern California Terminal Assets under the terms of the Amendment and Restatement of Schedules to the Amended and Restated Operational Services Schedules (the “Amended Operational Services Schedules”) which became effective on September 14, 2012, the date of the Contribution.

TESORO LOGISTICS LP

UNAUDITED PRO FORMA CONDENSED COMBINED CONSOLIDATED BALANCE SHEET

June 30, 2012

	Tesoro Logistics LP	Southern California Terminal Assets	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$21,408	$—	$350,000	(a)	$56,084
			(189,000	)(b)
			(118,000	)(c)
			(424	)(d)
			(7,900	)(e)
Receivables
Trade	433	2,889	(2,889	)(f)	433
Affiliate	9,361	—	—		9,361
Prepayments and other current assets	1,550	57	(57	)(f)	1,550

Total Current Assets	32,752	2,946	31,730		67,428

NET PROPERTY, PLANT AND EQUIPMENT	180,946	24,056	—	(b)	203,169
			(1,833	)(g)
OTHER NONCURRENT ASSETS	1,791	—	7,900	(e)	9,691

Total Assets	$215,489	$27,002	$37,797		$280,288

LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable
Trade	$7,967	$277	$(277	)(f)	$7,967
Affiliate	3,490	44	(44	)(f)	3,490
Deferred revenue - affiliate	1,948	—	—		1,948
Accrued liabilities	1,166	856	(856	)(f)	1,166

Total Current Liabilities	14,571	1,177	(1,177)		14,571

OTHER NONCURRENT LIABILITIES	46	—	—		46
DEBT	118,000	—	350,000	(a)	350,000
			(118,000	)(c)
COMMITMENTS AND CONTINGENCIES
EQUITY
Equity of Predecessors		25,825	(25,825	)(h)	—
Common unitholders	223,563	—	(185,220	)(b)	59,910
			(212	)(d)
			(1,733	)(f)
			(1,796	)(g)
			25,308	(h)
Subordinated unitholders	(141,835)	—	(204	)(d)	(142,039)
General partner - TLGP	1,144	—	(3,780	)(b)	(2,200)
			(8	)(d)
			(36	)(f)
			(37	)(g)
			517	(h)

Total Equity	82,872	25,825	(193,026)		(84,329)

Total Liabilities and Equity	$215,489	$27,002	$37,797		$280,288

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

TESORO LOGISTICS LP

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS

Year Ended December 31, 2011

	Tesoro Logistics LP	Southern California Terminal Assets	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$77,443	$—	$12,600	(i)	$90,043
Third-party	3,503	6,391	—		9,894

Total Revenues	80,946	6,391	12,600		99,937

COSTS AND EXPENSES
Operating and maintenance expenses	41,400	5,749	(146	)(j)	47,402
			399	(k)
Depreciation and amortization expenses	10,127	1,221	(71	)(g)	11,277
General and administrative expenses	8,384	392	(392	)(l)	8,384
Loss on asset disposals	26	—	—		26

Total Costs and Expenses	59,937	7,362	(210)		67,089

OPERATING INCOME (LOSS)	21,009	(971)	12,810		32,848
Interest and financing costs, net	(1,610)	—	(20,698	)(m)	(22,308)

NET INCOME (LOSS)	19,399	(971)	(7,888)		10,540
Less: Loss attributable to Predecessors	(15,169)	—	—		(15,169)

Net income (loss) attributable to partners	34,568	(971)	(7,888)		25,709
Less: General partner’s interest in net income, including incentive distribution rights	692	(19)	(159)		514

Limited partners’ interest in net income (loss)	$33,876	$(952)	$(7,729)		$25,195

Net income per limited partner unit:
Common - basic and diluted	$1.11				$0.81
Subordinated - basic and diluted	$1.11				$0.81

Weighted average limited partner units outstanding:
Common units - basic	15,254,890		462,825		15,717,715
Common units - diluted	15,282,366		462,825		15,745,191
Subordinated units - basic and diluted	15,254,890		—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

TESORO LOGISTICS LP

UNAUDITED PRO FORMA CONDENSED STATEMENTS OF COMBINED CONSOLIDATED OPERATIONS

Six Months Ended June 30, 2012

	Tesoro Logistics LP	Southern California Terminal Assets	Pro Forma Adjustments		Tesoro Logistics LP Pro Forma
	(Dollars in thousands, except unit and per unit amounts)
REVENUES
Affiliate	$58,811	$—	$6,700	(i)	$65,511
Third-party	1,454	4,883	—		6,337

Total Revenues	60,265	4,883	6,700		71,848

COSTS AND EXPENSES
Operating and maintenance expenses	24,141	2,954	(81	)(j)	27,214
			200	(k)
Depreciation and amortization expenses	5,053	673	(36	)(g)	5,690
General and administrative expenses	7,061	246	(246	)(l)	7,061
Loss on asset disposals	236	—	—		236

Total Costs and Expenses	36,491	3,873	(163)		40,201

OPERATING INCOME	23,774	1,010	6,863		31,647
Interest and financing costs, net	(1,550)	—	(9,504	)(m)	(11,054)

NET INCOME (LOSS)	22,224	1,010	(2,641)		20,593
Less: Loss attributable to Predecessors	(2,417)	—	—		(2,417)

Net income (loss) attributable to partners	24,641	1,010	(2,641)		23,010
Less: General partner’s interest in net income, including distribution rights	594	21	(53)		562

Limited partners’ interest in net income (loss)	$24,047	$989	$(2,588)		$22,448

Net income per limited partner unit:
Common - basic and diluted	$0.79				$0.72
Subordinated - basic and diluted	$0.78				$0.72
Weighted average limited partner units outstanding:
Common units - basic	15,359,788		462,825		15,822,613
Common units - diluted	15,393,016		462,825		15,855,841
Subordinated units - basic and diluted	15,254,890		—		15,254,890

See accompanying notes to unaudited pro forma condensed combined consolidated financial statements.

TESORO LOGISTICS LP

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS

Note 1. Basis of Presentation

The unaudited pro forma combined consolidated financial information presents the application of pro forma adjustments to our historical financial statements to reflect (i) the Contribution, including the expected impact of the long-term commercial terminalling and transportation agreements and the amendment to our operational services agreement that we entered into in connection with the Contribution, (ii) the offering of the Senior notes and the application of proceeds therefrom and (iii) the payment of estimated fees and expenses in connection with the Senior notes offering and the Contribution. The pro forma adjustments have been prepared as if the transactions to be effected at the closing of the Senior notes offering and the Contribution had taken place as of June 30, 2012, in the case of the unaudited pro forma balance sheet, and as of January 1, 2011, in the case of the unaudited pro forma statements of operations. The unaudited pro forma condensed combined consolidated financial statements give pro forma effect to:

•	the issuance of $350.0 million aggregate principal amount of 5.875% Senior Notes due 2020;

•	the repayment of approximately $118.0 million of outstanding indebtedness under our revolving credit facility;

•

the contribution of the assets and operations, recorded at historical cost of $24.1 million, which excludes working capital, other noncurrent liabilities and certain equipment, which were retained by Tesoro under the amended schedules to the Amended and Restated Omnibus Agreement (the “Omnibus Agreement Amendment”);

•	the issuance of 462,825 common limited partner units and 9,446 general partnership units to TLGP;

•	the payment of $8.3 million of estimated fees and expenses related to this offering and the Contribution;

•

the execution of the Long Beach Terminal Operating Agreement (the “TOA”), the Long Beach Berth Access, Use and Throughput Agreement (the “BAUTA”), the Transportation Services Agreement (the “TSA”) and the recognition of incremental revenues and expenses under each agreement; and

•	the amendment to the existing Amended Operational Services Schedules, which provides for the Partnership to reimburse Tesoro for limited operational support services.

Note 2. Pro Forma Adjustments and Assumptions

(a)	Reflects the issuance of $350.0 million aggregate principal amount of notes.

(b)	Reflects the Contribution of the Southern California Terminal Assets, along with the related distributions to TLGP. The property, plant and equipment will be recorded at historical cost as it is considered to be a transaction among entities under common control.

(c)	Reflects the repayment of approximately $118.0 million of outstanding indebtedness under our revolving credit facility.

(d)	Reflects $0.4 million in costs associated with the Contribution including advisory fees and environmental, health and safety and mechanical integrity assessments which are reflected as being expensed when incurred.

(e)	Represents $7.9 million in financing costs, including initial purchasers’ discounts and commissions incurred in connection with the issuance of the Senior notes which will be amortized over the life of the notes.

(f)	Tesoro retained the working capital of the Predecessor, as these balances represent assets and liabilities related to the Predecessor’s operations prior to the closing of the Contribution.

(g)	Certain equipment at the Southern California Terminal will be retained by Tesoro.

TESORO LOGISTICS LP

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

(h)	Represents the conversion of the adjusted equity of the Predecessor of $25.8 million from equity of predecessors to the common unitholders and general partner unitholders of the Partnership. The conversion is as follows:

•	$25.3 million for 462,825 common limited partner units; and

•	$0.5 million for 9,446 general partnership units.

(i)	Reflects recognition of affiliate revenues for services provided by us to manage and operate the Southern California Terminal Assets. Volumes used in the calculations are the Southern California Terminal Assets’ historical crude oil, intermediate feedstocks and refined products volumes received or loaded through marine vessel deliveries for transportation to and from Tesoro’s Wilmington refinery and other third party facilities. Fees were calculated using the contractual terms under the TOA, the BAUTA and the TSA that were entered into with Tesoro at the closing of the Contribution.

(j)	Reflects the adjustment for historical operating expenses related to support personnel of approximately $0.1 million that will be provided under the terms of the Amended Operational Services Schedules.

(k)	Reflects an annual service fee of $0.2 million that the Partnership will pay Tesoro under the terms of the Amended Operational Services Schedules for certain services provided at the Southern California Terminal Assets and additional annual insurance premiums of $0.2 million that the Partnership expects to incur.

(l)	Reflects the adjustment for historical general and administrative expenses of approximately $0.4 million for the twelve months ended June 30, 2012 and December 31, 2011, and approximately $0.2 million for the six months ended June 30, 2012, that will be provided under the terms of the Omnibus Agreement Amendment.

(m)	Reflects the adjustment of net interest and financing costs to exclude the interest expense associated with the borrowings under the revolving credit facility, to include the commitment fee for the unutilized portion of the revolving credit facility and to include interest expense and amortization of financing costs associated with the $350.0 million aggregate principal amount of notes.

Note 3. Pro Forma Net Income Per Unit

We use the two-class method when calculating the net income per unit applicable to limited partners, because we have more than one participating security. Our participating securities consist of common units, subordinated units, general partner units and incentive distribution rights. We base our calculation of net income per unit on the weighted-average number of common units outstanding during the period.

Net income attributable to the Partnership is allocated between the limited (both common and subordinated) and general partners in accordance with our partnership agreement. Net income per unit is only calculated for the Partnership after its initial public offering as no units were outstanding prior to April 26, 2011. Distributions less than (greater than) earnings are allocated to the general partner and limited partners based on their respective ownership interests. Payments made to our unitholders are determined in relation to actual distributions declared and are not based on the net income per unit. The pro forma basic weighted-average number of units outstanding equals the historical weighted average number of units outstanding for each of the periods presented, plus the number of incremental common units as a result of the Contribution.

Diluted net income per unit includes the effects of potentially dilutive units on our common units, which consist of unvested service and performance phantom units. Basic and diluted net income per unit applicable to subordinated limited partners are the same as there are no potentially dilutive subordinated units outstanding.

TESORO LOGISTICS LP

NOTES TO UNAUDITED PRO FORMA

CONDENSED COMBINED CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

Note 4. Commercial Agreement with Tesoro

In connection with the closing of this Contribution, we entered into the TOA, the BAUTA and the TSA. The TOA and TSA contain terms under which TLGP and Tesoro Logistics Operations LLC will provide the necessary personnel, equipment and other services for operation and maintenance of the Southern California Terminal Assets during the period between the effective date and asset transfer date. The BAUTA and the TSA are long-term, fee-based commercial agreements with Tesoro, under which we agree to provide services to manage and operate the assets and Tesoro agrees to pay us fees based on minimum monthly throughput volumes. The agreements provide for initial terms of 10 years and the Partnership will have the option to renew each for up to two five-year terms. The fees under these agreements will be indexed for inflation.

Additionally, these agreements include provisions that permit Tesoro to suspend, reduce or terminate its obligations under the applicable agreements if certain events occur. These events include Tesoro deciding to permanently or indefinitely suspend refining operations at the Wilmington refinery as well as our being subject to certain force majeure events that would prevent us from performing required services under the applicable agreement. We believe the terms and conditions under the TOA, the BAUTA and the TSA are generally no less favorable to either party than those that could have been negotiated with unaffiliated parties with respect to similar services.